UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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TICC CAPITAL CORP.

(Name of Registrant as Specified In Its Charter)

TPG Specialty Lending, Inc.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On November 6, 2015, TPG Specialty Lending, Inc. issued the following press release:

TPG Specialty Lending, Inc. Comments on TICC Capital Corp.’s Third Quarter 2015 Financial Results and Reiterates Compelling Value of its Proposal to Acquire TICC

TSLX Ready to Engage with TICC Toward Realizing Value of Transaction and Delivering Immediate, Upfront Premium to TICC Stockholders

TSLX Urges Stockholders to Vote the GOLD Proxy Card Today to Demand TICC Engage with TSLX’s Offer

NEW YORK—(BUSINESS WIRE)—TPG Specialty Lending, Inc. (“TSLX”; NYSE:TSLX), a specialty finance company focused on lending to middle-market companies, today sent a letter to stockholders of TICC Capital Corp. (“TICC”; Nasdaq: TICC) commenting on TICC’s financial results for the third quarter of 2015 and urging stockholders to demand that TICC engage with TSLX’s compelling offer.

A copy of the letter follows:

Dear Fellow TICC Stockholders:

You have an important choice regarding the future of your investment in TICC Capital Corp. (“TICC”). We urge TICC stockholders, the true owners of the company, to make your voices heard by demanding your board engage with TPG Specialty Lending, Inc.’s (“TSLX”) compelling offer and by voting against the sale of TICC’s adviser (the “BSP Transaction”) to an affiliate of Benefit Street Partners L.L.C. (“BSP”), an affiliate of Providence Equity Partners LLC.

TICC reported its financial results for the third quarter of 2015 today and surprisingly refused to engage with stockholders or the investment community on the company’s conference call. TICC has asked its stockholders to approve an inferior transaction and turned down competing proposals yet still did not take questions from investors or analysts to address the concerns surrounding the company’s recent actions or its poor financial performance. As a stockholder, we continue to be disappointed with TICC’s lack of transparency and lack of focus on creating stockholder value.

In evaluating the BSP Transaction, we encourage stockholders to consider the following facts:

•	TICC’s net asset value (“NAV”) declined by 9.2% in a single quarter. TICC’s NAV per share declined $0.79, from $8.60 as reported on June 30, 2015, to $7.81 as reported today. TICC’s NAV has consistently declined over the last few years, falling from $9.90 per share as of the third quarter in 2013 to $7.81 today, a 21.1% decline.

•	TICC under-earned its dividend by 37.9% in the third quarter. TICC only earned net investment income of $0.18 in the quarter yet has over-committed to issuing a dividend of $0.29. In the past four quarters, TICC has under-earned its dividend by an average of 31.6%.

•	The simple fact is that paying a dividend consisting of investor capital is unsustainable and is reason enough for at least five equity analysts that cover TICC to believe the dividend will be cut.

•	TICC exceeded the statutory debt to equity leverage limits of 1:1 for BDCs. Exceeding these limits places significant constraints on TICC’s ability to operate going forward and any meaningful share repurchase program. Although we hope it is different this time, we note that TICC has never meaningfully executed on previously authorized share buyback programs.

•	If TICC was operating under normal leverage levels for BDCs, the true value of TICC’s reported net investment income in the third quarter would be $0.14.[1]

TSLX has presented TICC with a highly compelling offer that:

•	Delivers an immediate, upfront premium to TICC stockholders;

•	Provides an opportunity to participate in an industry-leading platform with a proven manager that has consistently outperformed TICC and the BDC Composite[2];

•	Offers to acquire ALL TICC shares at 90% of NAV, not only a portion of shares; and

•	Ensures a definitive end to the failed TICC external manager contract.

TICC’S BOARD MUST PROTECT YOUR INVESTMENT OR BE REPLACED

You, TICC’s stockholders are the true owners of the company and should send a message to TICC’s board to engage with TSLX on our offer to deliver real value to stockholders. The TICC board needs to be urged to remember it is obligated to act in stockholders’ best interests to protect your investment.

TICC AND ITS SPECIAL COMMITTEE HAVE CONSISTENTLY FAILED TO PUT TICC STOCKHOLDERS FIRST

While claiming to act on behalf of stockholders in recent months, your board has taken the following actions:

•	Struck a deal with BSP that would result in a payment of millions to TICC’s failed external manager;

•	Been found by a federal judge to have repeatedly misled stockholders and violated federal securities law by inadequately disclosing details of the BSP Transaction;

•	Under immense pressure from investors and outside parties, only altered its proposed deal with BSP in an attempt to push through an inferior transaction;

•	Refused to engage in any substantial discussions regarding the TSLX offer and the immediate, upfront premium that TSLX’s offer would deliver to TICC stockholders;

•	Struck a side deal with a stockholder to buy its support in a desperate attempt to push through an inferior transaction benefiting certain members of the board, demonstrating its continued lack of alignment in protecting the interests of ALL stockholders; and

•	Failed to acknowledge or even respond to TSLX’s updated offer.

The time for change is now. Vote today to join the overwhelming chorus demanding that TICC begin substantive discussions with TSLX concerning its updated proposal.

TSLX IS READY AND WILLING TO ENGAGE WITH TICC TO DELIVER REAL VALUE TO TICC STOCKHOLDERS

TSLX stands by its superior proposal and remains confident that it is the most compelling option for TICC stockholders.

VOTE THE GOLD PROXY CARD AGAINST MANAGEMENT’S PROPOSALS TODAY!

Make your voice heard. Do not let TICC continue to mislead you. Reject the value-destructive transaction with BSP and urge TICC’s board to begin substantive discussions with TSLX.

Vote the GOLD card NOW to send a clear message to TICC to engage with TSLX. Visit www.changeTICCnow.com for more information about TSLX’s compelling offer.

Sincerely,

Joshua Easterly

Chairman, Board of Directors

Co-Chief Executive Officer

Michael Fishman

Co-Chief Executive Officer

If you have any questions concerning this letter or TSLX’s proposal,

please call MacKenzie Partners at one of the phone numbers listed below.

MacKenzie Partners

105 Madison Avenue

New York, NY 10016

TPG@mackenziepartners.com

(212) 929-5500 (call collect)

or

TOLL-FREE (800) 322-2885

About TPG Specialty Lending

TPG Specialty Lending, Inc. (“TSLX”, or the “Company”) is a specialty finance company focused on lending to middle-market companies. The Company seeks to generate current income primarily in U.S.-domiciled middle-market companies through direct originations of senior secured loans and, to a lesser extent, originations of mezzanine loans and investments in corporate bonds and equity securities. The Company has elected to be regulated as a business development company, or a BDC, under the Investment Company Act of 1940 and the rules and regulations promulgated thereunder. TSLX is externally managed by TSL Advisers, LLC, a Securities and Exchange Commission (“SEC”) registered investment adviser. TSLX leverages the deep investment, sector, and operating resources of TPG Special Situations Partners, the dedicated special situations and credit platform of TPG, with over $12 billion of assets under management, and the broader TPG platform, a global private investment firm with over $74 billion of assets under management. For more information, visit the Company’s website at www.tpgspecialtylending.com.

Forward-Looking Statements

Information set forth herein includes forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding TSLX proposed business combination transaction with TICC Capital Corp. (“TICC”) (including any financing required in connection with the proposed transaction and the benefits, results, effects and timing of a transaction), all statements regarding TPG Specialty Lending, Inc.’s (“TSLX”, or the “Company”) (and TSLX and TICC’s combined) expected future financial position, results of operations, cash flows, dividends, financing plans, business strategy, budgets, capital expenditures, competitive positions, growth opportunities, plans and objectives of management, and statements containing the words such as “anticipate,” “approximate,” “believe,” “plan,” “estimate,” “expect,” “project,” “could,” “would,” “should,” “will,” “intend,” “may,” “potential,” “upside,” and other similar expressions. Statements set forth herein concerning the business outlook or future economic performance, anticipated profitability, revenues, expenses, dividends or other financial items, and product or services line growth of TSLX (and the combined businesses of TSLX and TICC), together with other statements that are not historical facts, are forward-looking statements that are estimates reflecting the best judgment of TSLX based upon currently available information.

Such forward-looking statements are inherently uncertain, and stockholders and other potential investors must recognize that actual results may differ materially from TSLX’s expectations as a result of a variety of factors, including, without limitation, those discussed below. Such forward-looking statements are based upon management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which TSLX is unable to predict or control, that may cause TSLX’s plans with respect to TICC, actual results or performance to differ materially from any plans, future results or performance expressed or implied by such forward-looking statements. These statements involve risks, uncertainties and other factors discussed below and detailed from time to time in TSLX’s filings with the Securities and Exchange Commission (“SEC”).

Risks and uncertainties related to the proposed transaction include, among others, uncertainty as to whether TSLX will further pursue, enter into or consummate the transaction on the terms set forth in the proposal or on other terms, potential adverse reactions or changes to business relationships resulting from the announcement or completion of the transaction, uncertainties as to the timing of the transaction, adverse effects on TSLX’s stock price resulting from the announcement or consummation of the transaction or any failure to complete the transaction, competitive responses to the announcement or consummation of the transaction, the risk that regulatory or other approvals and any financing required in connection with the consummation of the transaction are not obtained or are obtained subject to terms and conditions that are not anticipated, costs and difficulties related to the integration of TICC’s businesses and operations with TSLX’s businesses and operations, the inability to obtain, or delays in obtaining, cost savings and synergies from the transaction, unexpected costs, liabilities, charges or expenses resulting from the transaction, litigation relating to the transaction, the inability to retain key personnel, and any changes in general economic and/or industry specific conditions.

In addition to these factors, other factors that may affect TSLX’s plans, results or stock price are set forth in TSLX’s Annual Report on Form 10-K and in its reports on Forms 10-Q and 8-K.

Many of these factors are beyond TSLX’s control. TSLX cautions investors that any forward-looking statements made by TSLX are not guarantees of future performance. TSLX disclaims any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.

Third Party-Sourced Statements and Information

Certain statements and information included herein have been sourced from third parties. TSLX does not make any representations regarding the accuracy, completeness or timeliness of such third party statements or information. Except as expressly set forth herein, permission to cite such statements or information has neither been sought nor obtained from such third parties. Any such statements or information should not be viewed as an indication of support from such third parties for the views expressed herein. All information in this communication regarding TICC, including its businesses, operations and financial results, was obtained from public sources. While TSLX has no knowledge that any such information is inaccurate or incomplete, TSLX has not verified any of that information. TSLX reserves the right to change any of its opinions expressed herein at any time as it deems appropriate. TSLX disclaims any obligation to update the data, information or opinions contained herein.

Proxy Solicitation Information

The information set forth herein is provided for informational purposes only and does not constitute an offer to purchase or the solicitation of an offer to sell any securities. TSLX has filed with the SEC and mailed to TICC stockholders a definitive proxy statement and accompanying GOLD proxy card to be used to solicit votes at a special meeting of stockholders of TICC originally scheduled to be held on October 27, 2015 against (a) approval of the new advisory agreement between TICC and TICC Management, LLC (the “Adviser”), to take effect upon a change of control of the Adviser in connection with the entrance of the Adviser into a purchase agreement with an affiliate of Benefit Street Partners L.L.C. (“BSP”), pursuant to which BSP will acquire control of the Adviser, (b) the election of six directors nominated by TICC’s board of directors, and (c) the proposal to adjourn the meeting if necessary or appropriate to solicit additional votes.

TSLX STRONGLY ADVISES ALL STOCKHOLDERS OF TICC TO READ THE TSLX PROXY STATEMENT AND ITS OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY CONTAIN IMPORTANT INFORMATION. SUCH TSLX PROXY MATERIALS ARE AND WILL BECOME AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV AND AT TSLX’S WEBSITE AT HTTP://WWW.TPGSPECIALTYLENDING.COM. IN ADDITION, TSLX WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO TSLX’S PROXY SOLICITOR AT TPG@MACKENZIEPARTNERS.COM.

The participant in the solicitation is TSLX and certain of its directors and executive officers may also be deemed to be participants in the solicitation. As of the date hereof, TSLX directly beneficially owned 1,633,660 shares of common stock of TICC.

Security holders may obtain information regarding the names, affiliations and interests of TSLX’s directors and executive officers in TSLX’s Annual Report on Form 10-K for the year ended December 31, 2014, which was filed with the SEC on February 24, 2015, its proxy statement for the 2015 Annual Meeting, which was filed with the SEC on April 10, 2015, and certain of its Current Reports on Form 8-K. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the interests of these participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will also be included in any proxy statement and other relevant materials to be filed with the SEC when they become available.

1 Pro forma net investment income per share calculated as if TICC had sold assets at fair value and applied the proceeds to repay outstanding indebtedness to achieve a debt-to-equity ratio at September 30, 2015 of 0.75x. Calculation assumes no change in total investment income as a percentage of portfolio fair value, interest expense as a percentage of carrying amount of debt, or the amount of non-interest expense.

2 BDC Composite comprised of ACAS, AINV, ARCC, FSC, GBDC, HTGC, MAIN, MCC, NMFC, PNNT, PSEC, SLRC, TCAP, TCRD and BKCC.

Contacts

TPG Specialty Lending

Investors

Robert Ollwerther, 212-430-4119

bollwerther@tpg.com

or

TPG Specialty Lending

Lucy Lu, 212-601-4753

llu@tpg.com

or

MacKenzie Partners, Inc.

Charlie Koons, 212-929-5708

ckoons@mackenziepartners.com

or

Media

TPG Specialty Lending

Luke Barrett, 212-601-4752

lbarrett@tpg.com

or

Abernathy MacGregor

Tom Johnson or Pat Tucker, 212-371-5999

tbj@abmac.com / pct@abmac.com